Camden National Corporation Reports 27% Increase in Earnings for the Second Quarter of 2011

CAMDEN, Maine, July 26, 2011 /PRNewswire/ -- Camden National Corporation (NASDAQ: CAC; "Camden National") reported net income of $7.1 million for the second quarter of 2011, an increase of $1.5 million, or 27%, compared to the second quarter of 2010 and an increase of $730,000, or 12%, compared to the first quarter of 2011. Earnings per diluted share were $0.92 for the second quarter of 2011, compared to $0.73 and $0.83 for the second quarter of 2010 and the first quarter of 2011, respectively.

Net income for the six months ended June 30, 2011 was $13.4 million, an increase of 23% compared to $10.9 million for the same period in 2010. Earnings per diluted share for the six months ended June 30, 2011 and 2010 were $1.75 and $1.42, respectively.

"In light of an uncertain and sluggish economy, I'm pleased to report our focus on community banking fundamentals has resulted in a strong financial performance for the second quarter of 2011," said Gregory A. Dufour, president and chief executive officer of Camden National. "Our return on average assets was 1.22% for the second quarter of 2011, compared to 0.98% for the second quarter of 2010 and our national peer group average of 0.57%, based on the most recent Bank Holding Company Report dated March 31, 2011. Return on average equity for the second quarter of 2011 and 2010 was 13.29% and 11.36%, respectively, compared to our national peer group average of 6.21% for the first quarter of 2011. We anticipate these financial results will place us in the top level of our national peer group."

Balance Sheet Highlights

Camden National's total assets of $2.3 billion at June 30, 2011 increased $25.0 million compared to December 31, 2010. Total loans grew to $1.6 billion at June 30, 2011, an increase of $26.7 million, or 2%, for the first six months of 2011. Our loan growth was centered in the commercial loan portfolio, which increased $33.8 million, or 19%, since year end. Residential real estate loans declined by $6.2 million, or 1%, due to the sale of thirty-year fixed rate mortgages.

Total deposits of $1.5 billion at June 30, 2011 increased $29.7 million compared to December 31, 2010. Since year end, core deposits grew $61.4 million, or 6%, while retail certificate of deposits declined $36.6 million, or 8%.

Asset Quality and the Provision for Credit Losses

"Our loan loss provision for the first half of 2011 decreased $1.9 million from the comparable period in 2010, reflecting continued stabilization of our asset quality," said Dufour. "Despite lower net loan charge-offs, we continue to maintain a cautionary outlook for asset quality as we saw a slight increase in non-performing assets, which is indicative of ongoing weak consumer credit conditions."

Non-performing assets at June 30, 2011 were $26.8 million, up from $25.1 million at March 31, 2011 and $25.9 million at June 30, 2010. Camden National's non-performing assets compared to total assets increased slightly to 1.15% compared to the same period in 2010, but continued to compare favorably to our national peer group's average of 3.73%, based on the most recent Bank Holding Company Performance Report dated March 31, 2011. When comparing the non-performing asset composition from a year ago, other real estate owned declined $2.2 million, residential real estate non-accrual loans increased $2.0 million and restructured consumer loans increased $2.4 million.

Net loan charge-offs of $1.4 million during the first half of 2011, present a declining trend compared to $1.9 million in the same period a year ago. These net charge-offs resulted in year-to-date annualized net charge-offs to average loans of 0.18% and 0.25% for those respective periods.

Net Interest Income

Camden National's net interest income of $19.6 million for the second quarter of 2011 increased $1.0 million compared to the first quarter of 2011 and the second quarter of 2010. The tax equivalent net interest margin increased to 3.64% for the second quarter of 2011, compared to 3.49% and 3.59% for the first quarter of 2011 and second quarter of 2010, respectively. During the second quarter of 2011, Camden National collected approximately $600,000 of loan related non-recurring fees.

Net interest income for the six months ended June 30, 2011 totaled $38.1 million, an increase of $1.5 million, or 4%, compared to $36.6 million for the same period a year ago. The increase in net interest income is primarily due to growth in our average earning assets of $90.5 million, partially offset by a slight decline in our net interest margin to 3.57% from 3.59% for the six months ended June 30, 2011 and 2010, respectively.

Non-Interest Income and Non-Interest Expense

Non-interest income of $5.0 million for the second quarter of 2011 increased $581,000, or 13%, compared to the second quarter of 2010. The growth in non-interest income was primarily due to an increase of $267,000 in our loan servicing business, which now services 6,000 Maine Housing loans, and an increase in debit card interchange income of $114,000. On a linked-quarter basis (comparing current quarter results to the previous quarter), second quarter 2011 non-interest income declined $112,000, primarily related to the non-recurring bank-owned life insurance proceeds of $170,000 recorded in the first quarter of 2011.

Non-interest income of $10.1 million for the six months ended June 30, 2011 increased $1.1 million, or 13%, compared to the same period in 2010, with over half of the increase driven by the growth in loan servicing income.

Non-interest expense of $13.3 million for the second quarter of 2011 increased $415,000, or 3%, compared to the second quarter of 2010, primarily due to increases in salaries and employee benefits of $816,000 and consulting fees of $318,000, partially offset by declines in write-downs of other real estate owned of $772,000. Salaries and employee benefits reflect an increase in employees' incentive compensation of $425,000, based on our second quarter 2011 financial performance. During the second quarter, we engaged an outside consultant to facilitate an in-depth review of business processes, which resulted in a $318,000 increase in consulting and professional fees. On a linked-quarter basis, second quarter 2011 non-interest expense declined slightly as we benefited from lower FDIC deposit assessments and lower occupancy costs related to snow removal which was partially offset by increases in salaries and employee benefits and consulting fees.

Non-interest expense of $26.6 million for the six months ended June 30, 2011 increased $778,000 compared to the same period in 2010. This 3% increase relates to increases in salaries and employee benefit costs and consulting fees, partially offset by a decline in write-downs of other real estate owned.

Camden National's efficiency ratio improved to 53.39% in the second quarter of 2011 from 55.27% and 54.76% for the first quarter of 2011 and the second quarter of 2010, respectively. Camden National's efficiency ratio was 54.31% and 55.41% for the six months ended June 30, 2011 and 2010, respectively.

Dividends and Capital

The board of directors approved a dividend of $0.25 per share, payable on July 29, 2011, to shareholders of record on July 15, 2011. This resulted in an annualized dividend yield of 3.05%, based on the June 30, 2011 closing price of Camden National's common stock of $32.81 per share as reported on NASDAQ.

Camden National's total risk-based capital ratio increased to 15.45% at June 30, 2011, compared to 13.99% at June 30, 2010, and 15.05% at December 31, 2010, as capital levels increased from retained earnings. The Company and Camden National Bank exceeded the minimum total risk-based, tier 1 and tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered "well capitalized."

About Camden National Corporation

Camden National Corporation, headquartered in Camden, Maine, and ranked 12th in US Banker's list of top-performing mid-tier banks in 2010, is the holding company employing more than 400 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 38 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor and Ellsworth. Located at Camden National Bank, Camden Financial Consultants, formerly known as Acadia Financial Consultants, offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: general, national, regional or local economic conditions which are less favorable than anticipated; changes in loan default and charge-off rates; declines in the equity and financial markets; reductions in deposit levels; declines in mortgage loan refinancing, equity loan and line of credit activity; changes in the domestic interest rate environment and inflation; changes in the carrying value of investment securities and other assets; further actions by the U.S. government and Treasury Department, including actions similar to the Federal Home Loan Mortgage Corporation conservatorship, which could have a negative impact on Camden National's investment portfolio and earnings; misalignment of Camden National's interest-bearing assets and liabilities; increases in loan repayment rates affecting interest income and the value of mortgage servicing rights; changing business, banking, or regulatory conditions or policies, or new legislation affecting the financial services industry, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, that could lead to changes in the competitive balance among financial institutions, restrictions on bank activities, changes in costs (including deposit insurance premiums), increased regulatory scrutiny, declines in consumer confidence in depository institutions, or changes in the secondary market for bank loan and other products; and changes in accounting rules, Federal and State laws, Internal Revenue Service regulations, and other regulations and policies governing financial holding companies and their subsidiaries which may impact our ability to take appropriate action to protect our financial interests in certain loan situations. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Statement of Condition Data (unaudited)

	June 30,	June 30,	December 31,
(In thousands, except number of shares)	2011	2010	2010

Assets
Cash and due from banks	$29,685	$24,236	$31,009
Securities
Securities available for sale, at fair value	595,335	533,736	553,579
Securities held to maturity, at amortized cost	-	37,786	36,102
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	21,962	21,965	21,962
Total securities	617,297	593,487	611,643
Trading account assets	2,270	2,013	2,304
Loans held for sale	1,855	-	5,528
Loans	1,551,456	1,542,074	1,524,752
Less allowance for loan losses	(22,989)	(22,266)	(22,293)
Net loans	1,528,467	1,519,808	1,502,459
Goodwill and other intangible assets	45,533	46,110	45,821
Bank-owned life insurance	43,659	42,395	43,155
Premises and equipment, net	24,294	26,230	25,044
Deferred tax asset	10,496	10,370	12,281
Interest receivable	7,063	7,558	6,875
Prepaid FDIC assessment	5,353	7,187	6,155
Other real estate owned	1,816	3,967	2,387
Other assets	13,226	11,473	11,346
Total assets	$2,331,014	$2,294,834	$2,306,007

Liabilities
Deposits
Demand	$238,405	$202,448	$229,547
Interest checking, savings and money market	774,455	693,644	721,905
Retail certificates of deposit	428,104	522,894	464,662
Brokered deposits	104,587	129,690	99,697
Total deposits	1,545,551	1,548,676	1,515,811
Federal Home Loan Bank advances	157,044	174,503	214,236
Other borrowed funds	341,113	306,186	302,069
Junior subordinated debentures	43,666	43,563	43,614
Accrued interest and other liabilities	25,399	22,191	24,282
Total liabilities	2,112,773	2,095,119	2,100,012

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,677,693, 7,657,098, and 7,658,496 shares on June 30, 2011
and 2010 and December 31, 2010, respectively	51,111	50,376	50,936
Retained earnings	160,297	140,656	150,730
Accumulated other comprehensive income
Net unrealized gains on securities available for sale, net of tax	9,787	11,066	6,229
Net unrealized losses on derivative instruments, at fair value, net of tax	(1,791)	(1,442)	(709)
Net unrecognized losses on post-retirement plans, net of tax	(1,163)	(941)	(1,191)
Total accumulated other comprehensive income	6,833	8,683	4,329
Total shareholders' equity	218,241	199,715	205,995
Total liabilities and shareholders' equity	$2,331,014	$2,294,834	$2,306,007

Statement of Income Data (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except number of shares and per share data)	2011	2010	2011	2010

Interest income
Interest and fees on loans	$20,257	$20,593	$39,726	$41,040
Interest on U.S. government and sponsored enterprise obligations	4,917	5,166	9,802	10,329
Interest on state and political subdivision obligations	431	534	897	1,073
Interest on federal funds sold and other investments	40	33	80	56
Total interest income	25,645	26,326	50,505	52,498
Interest expense
Interest on deposits	2,963	3,959	5,978	8,078
Interest on borrowings	2,463	3,110	5,054	6,404
	656	702	1,351	1,396
Total interest expense	6,082	7,771	12,383	15,878
Net interest income	19,563	18,555	38,122	36,620
Provision for credit losses	970	1,950	2,089	3,946
Net interest income after provision for credit losses	18,593	16,605	36,033	32,674
Non-interest income
Income from fiduciary services	1,439	1,512	2,986	3,079
Service charges on deposit accounts	1,352	1,285	2,583	2,565
Other service charges and fees	943	872	1,813	1,562
Bank-owned life insurance	335	347	874	718
Brokerage and insurance commissions	385	352	743	646
Mortgage banking income, net	52	83	132	172
Net gain on sale of securities	53	-	20	-
Other income	474	105	1,000	434
Non-interest income before other-than-temporary
impairment of securities	5,033	4,556	10,151	9,176
Other-than-temporary impairment of securities	(27)	(131)	(27)	(179)
Total non-interest income	5,006	4,425	10,124	8,997
Non-interest expenses
Salaries and employee benefits	7,114	6,298	13,965	12,523
Furniture, equipment and data processing	1,169	1,116	2,369	2,246
Net occupancy	956	897	2,016	1,931
Other real estate owned and collection costs	415	1,158	906	2,132
Regulatory assessments	402	602	1,105	1,317
Consulting and professional fees	868	550	1,542	1,338
Amortization of identifiable intangible assets	145	144	289	288
Other expenses	2,203	2,092	4,365	4,004
Total non-interest expenses	13,272	12,857	26,557	25,779
Income before income taxes	10,327	8,173	19,600	15,892
Income taxes	3,257	2,587	6,191	4,993
Net income	$7,070	$5,586	$13,409	$10,899

Selected Financial and Per Share Data:
Return on average equity	13.29%	11.36%	12.88%	11.25%
Return on average tangible equity	16.90%	14.83%	16.46%	14.74%
Return on average assets	1.22%	0.98%	1.16%	0.98%
Efficiency ratio (1)	53.39%	54.76%	54.31%	55.41%
Basic earnings per share	$0.92	$0.73	$1.75	$1.42
Diluted earnings per share	$0.92	$0.73	$1.75	$1.42
Cash dividends declared per share	$0.25	$0.25	$0.50	$0.50
Weighted average number of common shares outstanding	7,677,594	7,656,051	7,668,831	7,654,079
Diluted weighted average number of common shares outstanding	7,687,133	7,664,443	7,679,298	7,661,607

(1) Computed by dividing non-interest expense by the sum of net interest income (tax equivalent) and non-interest income (excluding securities gains/losses).

Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Six Months Ended			At or for the Six Months Ended
	June 30, 2011			June 30, 2010
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$576,887	$9,873	3.42%	$485,636	$10,375	4.27%
Securities - nontaxable (1)	46,862	1,380	5.89%	55,322	1,651	5.97%
Trading account assets	2,260	9	0.82%	1,809	10	1.06%
Loans: (1) (2)
Residential real estate	595,625	15,356	5.16%	625,515	16,873	5.39%
Commercial real estate	465,478	12,955	5.54%	438,198	12,511	5.68%
Commercial	177,412	4,633	5.19%	177,608	4,851	5.43%
Municipal	19,202	458	4.81%	15,265	425	5.62%
Consumer	281,229	6,484	4.65%	275,102	6,529	4.79%
Total loans	1,538,946	39,886	5.18%	1,531,688	41,189	5.37%
Total interest-earning assets	2,164,955	51,148	4.72%	2,074,455	53,225	5.13%
Cash and due from banks	25,580			35,234
Other assets	157,123			163,488
Less allowance for loan losses	(22,735)			(21,601)
Total assets	$2,324,923			$2,251,576

Liabilities & Shareholders' Equity
Interest-bearing liabilities:
Interest checking accounts	$240,827	277	0.23%	$244,577	486	0.40%
Savings accounts	167,590	206	0.25%	151,453	244	0.33%
Money market accounts	324,516	1,187	0.74%	282,143	1,168	0.83%
Certificates of deposit	451,345	3,345	1.49%	536,838	5,378	2.02%
Total retail deposits	1,184,278	5,015	0.85%	1,215,011	7,276	1.21%
Brokered deposits	119,043	963	1.63%	92,257	802	1.75%
Junior subordinated debentures	43,641	1,351	6.24%	43,541	1,396	6.47%
Borrowings	516,427	5,054	1.97%	493,170	6,404	2.62%
Total wholesale funding	679,111	7,368	2.19%	628,968	8,602	2.76%
Total interest-bearing liabilities	1,863,389	12,383	1.34%	1,843,979	15,878	1.74%

Demand deposits	229,743			189,542
Other liabilities	21,829			22,732
Shareholders' equity	209,962			195,323
Total liabilities & shareholders' equity	$2,324,923			$2,251,576

Net interest income (fully-taxable equivalent)		38,765			37,347
Less: fully-taxable equivalent adjustment		(643)			(727)
Net interest income		$38,122			$36,620

Net interest rate spread (fully-taxable equivalent)			3.38%			3.39%
Net interest margin (fully-taxable equivalent)			3.57%			3.59%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)

	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended	At or for Nine Months Ended	At or for Six Months Ended
(In thousands)	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010

Non-accrual loans:
Residential real estate	$8,581	$8,171	$7,225	$5,793	$6,580
Commercial real estate	7,661	6,442	6,072	6,725	7,130
Commercial	3,809	3,977	4,421	4,334	5,379
Consumer	1,464	1,337	1,721	1,155	1,249
Total non-accrual loans	21,515	19,927	19,439	18,007	20,338
Loans 90 days past due and accruing	-	430	711	1,034	545
Renegotiated loans not included above	3,447	2,584	2,295	2,055	1,096
Total non-performing loans	24,962	22,941	22,445	21,096	21,979
Other real estate owned:
Residential real estate	989	251	284	412	560
Commercial real estate	827	1,939	2,103	2,218	3,407
Total other real estate owned	1,816	2,190	2,387	2,630	3,967
Total non-performing assets	$26,778	$25,131	$24,832	$23,726	$25,946

Loans 30-89 days past due:
Residential real estate	$500	$2,739	$2,493	$3,186	$1,338
Commercial real estate	1,668	2,786	1,439	1,234	749
Commercial	771	1,393	928	2,772	1,367
Consumer	344	358	926	436	537
Total loans 30-89 days past due	$3,283	$7,276	$5,786	$7,628	$3,991

Allowance for loan losses at the beginning of the period	$22,293	$22,293	$20,246	$20,246	$20,246
Provision for loan losses	2,083	1,117	6,325	5,242	3,950
Charge-offs:
Residential real estate	797	172	1,262	1,103	579
Commercial real estate	325	231	1,382	844	752
Commercial	755	378	1,502	1,098	684
Consumer	140	66	1,401	760	395
Total charge-offs	2,017	847	5,547	3,805	2,410
Total recoveries	630	324	1,269	653	480
Net charge-offs	1,387	523	4,278	3,152	1,930
Allowance for loan losses at the end of the period	$22,989	$22,887	$22,293	$22,336	$22,266

Components of allowance for credit losses:
Allowance for loan losses	$22,989	$22,887	$22,293	$22,336	$22,266
Liability for unfunded credit commitments	31	28	25	47	47
Balance of allowance for credit losses	$23,020	$22,915	$22,318	$22,383	$22,313

Ratios:
Non-performing loans to total loans	1.61%	1.49%	1.47%	1.37%	1.43%
Non-performing assets to total assets	1.15%	1.08%	1.08%	1.03%	1.13%
Allowance for credit losses to total loans	1.48%	1.49%	1.46%	1.45%	1.45%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.22%	0.14%	0.29%	0.32%	0.28%
Year-to-date	0.18%	0.14%	0.28%	0.27%	0.25%
Allowance for credit losses to non-performing loans	92.22%	99.89%	99.44%	106.10%	101.52%
Loans 30-89 days past due to total loans	0.21%	0.47%	0.38%	0.50%	0.26%

Selected Financial Data (unaudited)

	June 30,		December 31,
	2011	2010	2010

Tier 1 leverage capital ratio	9.13%	8.41%	8.77%
Tier 1 risk-based capital ratio	14.19%	12.74%	13.80%
Total risk-based capital ratio	15.45%	13.99%	15.05%
Tangible equity to tangible assets (1)	7.56%	6.83%	7.09%
Book value per share	$28.43	$26.08	$26.90
Tangible book value per share (2)	$22.49	$20.06	$20.91

Investment Data (unaudited)

	June 30, 2011
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value

Available for sale
Obligations of U.S. government sponsored enterprises	$69,898	$231	$(355)	$69,774
Obligations of states and political subdivisions	39,343	2,327	-	41,670
Mortgage-backed securities issued or guaranteed by
U.S. government sponsored enterprises	445,084	17,368	(1,913)	460,539
Private issue collateralized mortgage obligations (CMO)	20,953	10	(2,027)	18,936
Total debt securities	575,278	19,936	(4,295)	590,919
Equity securities	5,000	-	(584)	4,416
Total securities available for sale	$580,278	$19,936	$(4,879)	$595,335

Other securities
Federal Home Loan Bank Stock	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	931	-	-	931
Total other securities	$21,962	$-	$-	$21,962

Trading account assets				$2,270

(1) Computed by dividing total shareholders' equity less goodwill and other intangible assets by total assets less goodwill and other intangible assets.
(2) Computed by dividing total shareholders' equity less goodwill and other intangible assets by the number of common shares outstanding.

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CONTACT: Susan M. Westfall, Senior Vice President, Clerk, Camden National Corporation, +1-207-230-2096, swestfall@camdennational.com